iPura® Sales Agreement

This ***iPura***® Sales Agreement ("**Agreement**") is dated, for reference purposes only, the 11 day of November 2008, by and between Tongwei (Hainan) Aquatic Products Co., Ltd., a company organized under the laws of the People's Republic of China ("**Processor**"), and ***iPura*** Food Distribution Co., Inc., a corporation organized under the laws of the State of Delaware, United States of America ("**IFD**"), with reference to the following terms and conditions:

A. IFD is a wholly-owned subsidiary of Global Food Technologies, Inc., a corporation organized under the laws of the State of Delaware, United States of America ("**GFT**"), for the purpose of engaging in the procurement and distribution of various foods processed through GFT's "***iPura* System**".

B. Processor is in the business of processing certain species of seafood (defined more specifically below under "**Seafood**") at "**Processor's Plant**", from live to packaging, and then selling that packaged product to its customer(s).

C. Concurrently with the execution of this Agreement, GFT and Processor have entered into that certain ***iPura Food Safety Installation & Services Agreement*** ("***iPura* Services Agreement**") of even date herewith, providing to Processor the benefits of GFT's ***iPura*** Food Safety and Quality Assurance Services Program ("***iPura* Food Safety Program**"), representing **The Highest Standard in Food Safety™**, making food products cleaner and safer without affecting the natural taste, texture, color or nutritional value of the processed food. IFD is the "**Buyer**" referred to in the ***iPura*** Services Agreement.

D. Processor is concurrently entering into the ***iPura*** Services Agreement and this Agreement. This ***iPura*** Sales Agreement is a separate agreement in the ***iPura*** Food Safety Program, being executed concurrently with and having the same expiration date as the ***iPura*** Services Agreement. Under this Agreement, IFD must buy all of the Product processed through the ***iPura*** System at Processor's Plant. Processor agrees to fulfill all of IFD's orders with Processor's Seafood bearing the ***iPura*** Seal on its packaging (such Seafood being referred to as "***iPura*-labeled Seafood**"), subject to the availability of sufficient raw material supplies to fulfill IFD's orders for ***iPura***-labeled Seafood, which shall be fulfilled on a first priority basis. The program whereby GFT agrees to install its ***iPura*** System in Processor's Plant under the **iPura** Services Agreement and IFD agrees to purchase ***iPura***-labeled Seafood from Processor pursuant to this Agreement is referred to as the ***iPura*** Sales Program. All the orders will be effective after the signal of the two parties.

E. This Agreement sets forth the cooperation between Processor and IFD whereby Processor is willing to process Product(which refers to the products in the orders with the signature of two parties) through the iPura System with Product to be labeled with the "iPura Seal", and IFD must buy all the Seafood from Processor that has been so processed and sealed with the "iPura" label.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Processor and IFD agree as follows:

1. DEFINITIONS.

As used herein, the following terms have the following meanings:

1.1 Buyer has the meaning set forth in Preambles C and D above.

1.2 Confidential Information has the meaning set forth in Section 9.1.

1.3 Dedicated Lines means the two (2) processing lines at Processor's Plant designated by the Processor pursuant to the ***iPura*** Services Agreement which shall be specifically and exclusively dedicated to the ***iPura*** System.

1.4 Direct Competitor means any person or entity whose primary business is food processing and/or food safety, or any person or entity controlling, controlled by or under common control with such a person or entity.

1.5 FFDCA has the meaning set forth in Section 5.1(b).

1.6 FPLA has the meaning set forth in Section 5.1(b).

1.7 GFT Personnel means any and all employees, officers, agents, independent contractors and representatives of GFT.

1.8 Governmental Authority means any law, statute, ordinance, rule, regulation, order, writ, injunction, decree, judgment, award or other order of any foreign, federal, state or local governmental or regulatory body, department, bureau, office, administrative agency, court or authority or body.

1.9 Installation Accomplishment Date means that date when GFT gives notice to Processor that it has completed installation of the ***iPura*** System at the Site and the ***iPura*** Food Safety Team, consisting of a microbiologist, quality assurance manager, technician and packaging supervisor, in shifts determined by GFT as provided in the ***iPura*** Services Agreement, is prepared to accept Product for processing through the system.

1.10 IFD Indemnitees has the meaning set forth in Section 5.2.

1.11 ***iPura*** Food Safety Program means the ***iPura*** System and the ***iPura*** Services.

1.12 ***iPura***-labeled Seafood has the meaning set forth in Preamble D.

1.13 ***iPura*** Seal means the trademarked marketing materials set forth on **Exhibit A** to the ***iPura*** Services Agreement, or such other materials as GFT shall provide to Processor from time to time and identify as part of the ***iPura*** Seal.

IDOCS:12537.1:679658.4

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1.14 ***iPura*** Services means the onsite services performed by GFT Personnel utilizing the ***iPura*** System as more specifically delineated in Section 4 of the ***iPura*** Services Agreement.

1.15 ***iPura*** Sales Program has the meaning set forth in Preamble D above.

1.16 ***iPura*** System means the combination of GFT's proprietary integrated equipment, parts/tools/supplies, methods, processes and other components specially manufactured, installed, operated, monitored and/or maintained by or for GFT to treat Product which, when so treated, is eligible for packaging in packages bearing the ***iPura*** Seal, all as more particularly described in the ***iPura*** Services Agreement.

1.17 ***iPura*** Food Safety Installation & Services Agreement means that certain agreement between GFT and Processor executed concurrently herewith and dated the same date hereof, providing to Processor the benefits of the ***iPura*** Food Safety Program.

1.18 ***iPura*** Services Agreement means the ***iPura*** Food Safety Installation & Services Agreement.

1.19 MFN Price has the meaning set forth in Section 3.1.

1.20 More Favorable MFN Price has the meaning set forth in Section 3.1.

1.21 Ordered Product has the meaning set forth in Section 5.1(a).

1.22 Processor's Plant means the processing facility occupied by Processor at Tongwei (Hainan) Aquatic Products Co., Ltd., Meilang, Old City Development District, Chengmai, Hainan Province, PRC.

1.23 Product means fish and seafood products to be designated by the parties. Initially, the only Product is Seafood.

1.24 Production Start Date means the date when Processor begins processing Buyer's first order for ***iPura***-labeled Seafood using the ***iPura*** System on the Dedicated Lines, which date shall be not later than two (2) weeks after the date Buyer's first order for ***iPura***-labeled Seafood is submitted to and agreed upon by Processor.

1.25 Seafood means only tilapia.

1.26 Sales Agreement has the meaning set forth in Preamble D above (i.e., this Agreement).

1.27 Targeted Territories has the meaning set forth in Section 4.2.

1.28 Term has the meaning set forth in Section 7.1.

1.29 United States means the United States of America and all of its territories.

2. FULLFILLMENT of IFD ORDERS for *iPura*-LABELED SEAFOOD.

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Processor shall promptly process, fulfill, supply and ship all orders which are confirmed with signature by IFD and Processor for ***iPura***-labeled Seafood on the terms and conditions set forth in this Agreement. Processor shall ship each order to any port in the world designated by IFD in the documentation for such order. Processor shall not (a) attach the ***iPura*** Seal to any Product or package that has not been processed through the ***iPura*** System and ordered by IFD, (b) fulfill or otherwise honor any order for ***iPura***-labeled Seafood submitted by or destined to customers other than IFD or persons or entities designated in writing by IFD, nor (c) use the ***iPura*** name or likeness in promoting, selling or otherwise marketing other than ***iPura***-labeled Seafood. It is the intent of the parties that Processor be the only IFD supplier of Seafood during the term of the agreement, to assure IFD of a reliable source of ***iPura***-labeled Seafood under GFT's ***iPura*** Sales Program, and that Processor implement, observe and maintain the highest standard in food safety at Processor's Plant in conformance with the ***iPura*** Food Safety Program throughout the term of this Agreement.

3. SALES PRICES AND PAYMENTS.

3.1 Charges to IFD. Processor represents and warrants that the sales price and aggregate economic and sale terms under this Agreement with respect to any Seafood shall at no time be less favorable to IFD than the most favorable sales price and aggregate economic and sale terms on which Processor sells or enters into a contract to sell such Seafood of the same specifications and quality ordered by IFD to any other third party during the immediately preceding full calendar month completed prior to the date IFD's order is sent to Processor (such "most favored nations" sales price and aggregate economic and sales terms are referred to as the "**MFN Price**" herein). If Processor believes that the MFN Price should be adjusted to take into account increased costs not contemplated to be borne by Processor pursuant to the provisions of the ***iPura*** Services Agreement, such as increased water and/or electrical charges, then Processor shall notify IFD of its basis for such extra charges and the parties agree to modify the MFN Price to take such costs into account. If at any time Processor offers to sell any Seafood at sales prices or on aggregate economic and sale terms more favorable than the MFN Price most recently determined ("**More Favorable MFN Price**"), Processor shall give IFD prompt notice of such offer within three (3) business days and thereafter, without further action of the parties, the most recently determined MFN Price shall be immediately and automatically adjusted to and replaced by the More Favorable MFN Price.

3.2 Records and Access Thereto. Processor shall establish and maintain at its address for receiving notices complete, adequate and accurate books of account, records and documents covering all transactions relating to determination of the MFN Price and to the rights hereby granted, all in accordance with generally accepted accounting principles. At the beginning of each calendar month, Processor shall provide to IFD that contract having the lowest sales price for tilapia processed during the previous calendar month that Processor claims establishes the MFN Price for the new calendar month. If IFD believes that the suggested price is inaccurate or inconsistent with information available to it, IFD shall notify Processor thereof and discuss with Processor its basis for such belief, and, failing prompt resolution of the matter between Processor and IFD, IFD and/or its duly authorized representatives shall have the right to request verification of sales prices.

3.3 Payments to Processor. Payments to Processor shall be made per the terms of the most recently determined MFN Price provisions. All payments made by IFD to Processor pursuant to this Agreement shall be in United States Dollars. Where a payment is expressed in a foreign currency, such foreign currency shall be converted into United States Dollars for purposes of payments at the New York City Bank, New York, U.S.A., buying rate for such currency in effect on the date when payment is due to Processor. At least seven (7) days prior to shipment of any order for ***iPura***-labeled Seafood singed by IFD and Processor, Processor shall send a pro forma invoice in triplicate to IFD. Processor shall ship each order for ***iPura***-labeled Seafood against such credit terms, letter of credit, or other arrangements, as are consistent with the MFN Price provisions. Processor represents and warrants that its current MFN Price payment terms require the payment of amounts due for orders of its Seafood to be made within three (3) days to the bank account of Processor after the buyer's receipt of a scanned copy of the Bill of Lading and Commercial Invoice representing the shipment of each order in a container. IFD agrees to abide by such current MFN Price payment terms, subject to any changes thereto from time to time.

4. OBLIGATIONS, COVENANTS, REPRESENTATIONS and WARRANTIES of IFD.

4.1 Standards and Selling Efforts. IFD shall use commercially reasonable efforts to sell and distribute the ***iPura***-labeled Seafood and promote and solicit orders for the ***iPura***-labeled Seafood so as to create substantial volume of profitable business for Processor and IFD, (a) first, in the United States, and (b) secondarily, outside of the United States when, in IFD's sole judgment, the United States market has been developed sufficiently to justify expanding to areas outside of the United States.

4.2 Governmental Authority. IFD shall promptly and continuously obey all Governmental Authority required for the sale and distribution of ***iPura***-labeled Seafood in the relevant areas targeted periodically under the timetable determined under the provisions of Section 4.1 above (the "**Targeted Territories**").

4.3 Promotion and Advertising. IFD shall engage in those marketing and advertising activities it deems advisable, in its sole judgment, to promote sales of the ***iPura***-labeled Seafood in the Targeted Territories, the timing and manner thereof to be determined by IFD in its sole discretion. If there is anything about Processor information, IFD should discuss with Processor in advance.

4.4 Notification of Infringements. Promptly after receiving information of an infringement of its rights hereunder by others, IFD shall notify Processor in writing thereof. Said notice shall include, if said information is available to IFD, the name, address and all other relevant information with respect to the identification and infringing actions of said other persons or entities. Upon receipt of such notice, Processor shall take immediate action to prevent such infringing action from continuing and to recover for the benefit of IFD all of the damages suffered by IFD as a result thereof. IFD agrees to (1) cooperate fully with Processor in the prosecution of such action and (2) assign to Processor, in trust for the benefit of IFD, any and all rights that it may have as a result of such infringement or imitation so as to enable Processor to realize the maximum possible recovery in such action. The proceeds from any settlement or any money judgment rendered in connection with any action or other proceeding against such

infringers or imitators shall be applied and allocated in the following manner: first, Processor shall be entitled to an "off-the-top" deduction for its reasonable attorneys' fees, costs and expenses incurred in connection with such settlement, action or other proceeding; and second, the remaining amount after such deduction shall be paid to IFD.

4.5 Loss or Damage After Delivery to Designated Carrier. IFD assumes all responsibility for loss or damage to ***iPura***-labeled Seafood from any transit related proximate cause of loss, after delivery by Processor to the consignee designated by IFD in the relevant purchase order, and no loss or damage from any transit related proximate cause of loss shall relieve IFD from any of its obligations hereunder, including the final payment in full of all amounts due hereunder. Furthermore, after the arrival of the ***iPura***-labeled Seafood at its destination, if the ***iPura***-labeled Seafood cannot be released by the U.S. Food and Drug Administration because of a quality problem caused by GFT's ***iPura*** technology, IFD shall have the responsibility to deal with this issue and the containers cannot be returned to China.

4.6 Re-Shipments. All expenses and charges arising out of the diversion or re-consignment of shipments of ***iPura***-labeled Seafood purchased by IFD caused by the failure of IFD to accept and/or pay for same shall be paid by IFD to Processor on demand.

4.7 After the confirmation of orders by two parties, if IFD need to change the quantity of shipment, shipping date, destination or other information in orders, IFD should inform Processor at least 7 days before the shipping date of this first shipment in the orders. If not, all the loss should be taken by IFD.

5. OBLIGATIONS, COVENANTS, REPRESENTATIONS and WARRANTIES of PROCESSOR.

5.1 Compliance. Processor hereby represents and warrants as follows:

(a) the Product, including its packaging and labeling, contained in any shipment or delivery made to or on the order of IFD (the "**Ordered Product**") will conform to the descriptions and requirements set forth in each respective purchase order which should be in compliance with regulations of CIQ and/or FDA Import and Export Standard;

(b) the Ordered Product will not be adulterated, mislabeled or mispackaged within the meaning of the United States Federal Food, Drug, and Cosmetic Act (the "**FFDCA**") or the United States Fair Packaging and Labeling Act and related regulations (the "**FPLA**");

(c) the Ordered Product will be fit for human consumption;

(d) the Ordered Product will be free of antibiotics and any other drugs not approved for use in food by the U.S. Food and Drug Administration; and

(e) the Ordered Product will be in compliance with all applicable Governmental Authority.

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5.2 Indemnification. Processor agrees to indemnify, hold harmless and defend IFD, its affiliates and their respective directors, officers, agents, employees, representatives, successors, and assigns (severally and collectively the **"IFD Indemnitees"**) from and against any and all liabilities, losses, damages, claims, suits and expenses, including without limitation reasonable attorneys' fees, of whatever kind and nature imposed upon or incurred by or asserted against the IFD Indemnitees relating to or arising out of a breach of this Agreement by Processor, including but not limited to breach of the warranties set forth in Section 5.1 above. Processor shall pay all costs and damages finally awarded against the IFD Indemnitees in such an action provided that IFD gives Processor prompt written notice of such claim, reasonable assistance and sole authority to defend and settle such claim. Processor shall pay IFD's reasonable expenses associated with providing such assistance.

6. **SUPPLIES AND DELIVERIES.**

On or about the fifteenth (15th) of each calendar month, Processor and IFD shall communicate to discuss IFD's estimates of the quantity of Seafood that IFD expects it will order for processing during the next calendar month. Processor shall maintain sufficient inventory and supplies to enable it to fulfill and shall stand ready to deliver promptly all purchase orders submitted by IFD for the ***iPura***-labeled Seafood. Processor shall fulfill all orders submitted by IFD on a "first priority basis", processing all of IFD's orders promptly and completely after their receipt ahead of all other orders of other customers of Processor then or later in Processor's system. Absent extraordinary circumstances, Processor shall strive to make delivery to IFD of each purchase order submitted by IFD within thirty (30) days after Processor' receipt of said order. Processor shall promptly furnish to IFD such information relating to the processing and delivery of ***iPura***-labeled Seafood as IFD may request.

7. **TERM.**

7.1 Term. Unless terminated earlier pursuant to Section 7.2 hereof, the term of this Agreement shall be exactly the same as the "Term" of the ***iPura*** Services Agreement, commencing when all parties have executed this Agreement and expiring one (1) year after the Production Start Date (the **"Term"**).

7.2 Termination.

(a) Dependency of Agreements. Processor and IFD understand and agree that neither of them would execute this Agreement unless adequate assurance was given that if the other of them (the "Breaching Party") breaches either this Agreement or the ***iPura*** Services Agreement, such breach would constitute a breach under both of said agreements. Accordingly, Processor and IFD agree that any breach by a Breaching Party under this Agreement or the ***iPura*** Services Agreement shall constitute a breach under both of said agreements, whereupon the party not in breach (the "Non-breaching Party") shall be entitled to pursue any one or more or all of its remedies, including the right to terminate, under any one or both of said agreements for said breach.

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(b) Breach. If the Breaching Party breaches this Agreement, the Non-Breaching Party may terminate this Agreement if the Breaching Party shall not have fully cured the breach within thirty (30) days after the Non-breaching Party gives written notice to the Breaching Party specifying the breach.

(c) Insolvency. IFD shall have the right to terminate this Agreement immediately upon written notice to the Processor in the event that Processor becomes insolvent, proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, or makes an assignment for the benefit of creditors, or if any receiver, liquidator, creditor or similar agent is appointed or takes possession with respect to any property or business of Processor, or if Processor has filed against it a petition under any bankruptcy code or insolvency law which is not dismissed within sixty (60) days.

8. INDEPENDENT CONTRACTORS.

The relationship of IFD to Processor is that of an independent contractor, and this Agreement shall not constitute, or be deemed to constitute, either party as an employee, agent, partner or joint venturer of the other for any purpose. Neither party has the right or authority under this Agreement to assume or to create any obligation or responsibility on behalf of the other party.

9. CONFIDENTIALITY.

9.1 Confidential Information. Each party may be given access to information or materials, or portions thereof, that are considered trade secret, confidential and/or proprietary to the other, and other documentation, materials, or technical information related to the other (**"Confidential Information"**).

9.2 Restrictions on Use and Disclosure. Each party (i) shall treat all Confidential Information of the other as strictly confidential; (ii) shall not disclose any Confidential Information of the other to any other person or entity without the prior written consent of the other; (iii) shall protect the Confidential Information of the other with at least the same degree of care and confidentiality as it affords its own confidential information, at all times exercising at least a reasonable degree of care in such protection; and (iv) shall not use any Confidential Information of the other for any purpose other than the implementation of this Agreement. The restrictions in this Section 9.2 shall survive for a period of five (5) years after the termination or expiration of this Agreement, except that such non-disclosure period shall be perpetual in the case of Licensed Materials or any portions thereof, and any of the Confidential Information that is a trade secret.

9.3 Return of Confidential Information. Each party shall promptly return all tangible material embodying Confidential Information of the other (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) upon the earlier of (i) the termination or expiration of this Agreement; or (ii) the other's written request.

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9.4 Terms of Agreement. Processor understands that IFD could suffer serious harm if the terms of this Agreement were ever to be divulged to others. Processor agrees, and represents and warrants to IFD, that Processor will not disclose any of the provisions of this Agreement to anyone except its attorney, banker, accountant and/or prospective bona-fide purchaser of its business (none of whom shall disclose it to any other person) or pursuant to court order. Any disclosure thereof by Processor or its attorney, banker, accountant and/or prospective bona-fide purchaser of its business to another person will be deemed a violation of this Section 9.4. Processor shall take all necessary precautions to ensure the safekeeping and confidentiality of this Agreement. Processor's violation of this confidentiality clause shall constitute a breach of this Agreement, terminate Processor's option to extend the term of this Agreement (if any is provided for herein), and IFD shall have the right to terminate this Agreement and/or pursue any other remedies available to IFD.

10. ASSIGNMENT.

Neither party may assign this Agreement without the prior written consent of the other party, not to be unreasonably withheld. Any attempt to assign this Agreement without the other party's written consent will be void. Notwithstanding the foregoing, either party may assign this Agreement without consent to any parent, subsidiary, or affiliate of such party, or to the surviving entity resulting from any merger, acquisition, or consolidation involving such party, so long as (i) the assignee agrees in writing to be bound by the terms of the Agreement; (ii) Processor, if it is the assignor, agrees to remain bound by Section 9 of this Agreement; (iii) the assignor provides thirty (30) days advance written notice of such assignment to the other party; and (iv) Processor's assignee is not a Direct Competitor of IFD or any parent, subsidiary, or affiliate of IFD. Notwithstanding the foregoing, IFD may assign and/or delegate any or all of its rights and/or responsibilities hereunder to any parent, subsidiary, or affiliate of IFD by giving notice thereof within a reasonable time after such assignment or delegation (without having to give any advance notice thereof as otherwise required by subsection (iii) above).

11. FORCE MAJEURE.

In the event of a force majeure condition, which shall mean war, riot, strike, fire, sabotage, terrorist act, flood or other natural disaster, accident, or other similar cause, or acts of any government outside the control of the affected party, including, but not limited to, the refusal to issue visas or export licenses, and provided that the impacted party provides the other with prompt written notice of such force majeure condition and resumes its performance as soon as possible, then neither party shall be responsible to the other for any failure or delay in its performance under this Agreement, other than with respect to its payment obligations. Further, the other party may terminate this Agreement or any portion that such party deems affected by the force majeure condition immediately upon written notice to the impacted party, if the force majeure condition has continued for a period of sixty (60) days or longer.

12. GOVERNING LAW; LANGUAGE.

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This Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of California, excluding their choice of law rules. In the event that either party brings suit arising out of or relating to this Agreement, such party shall bring such action exclusively in the courts of the State of California, in the state or federal courts of Kings County. Each party agrees to waive any defenses it would otherwise have relating to a lack of personal jurisdiction or improper venue if the other party brings suit in the courts identified above. The language of this Agreement and all related documentation shall be English and Chinese and the parties hereby agree that English and Chinese language version of this Agreement shall control for all purposes and shall be valid and enforceable.

13. UN CONVENTION ON CONTRACTS FOR SALE OF GOODS.

The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

14. EXPORT/IMPORT RESTRICTIONS.

The parties shall comply with and shall fully cooperate with each other in complying with any and all applicable U.S. and foreign laws and regulations on exportation and importation of the Seafood and all applicable laws and regulations relating in any way to each party's performance under this Agreement including, without limitation, obtaining all necessary licenses or permits and any other government approval necessary for the import or export of the Seafood.

15. NOTICES.

All notices, requests or demands permitted or required to be sent under this Agreement shall be in writing and sent by facsimile, registered mail, overnight mail, courier service, or hand delivery. Notice, request or demand, as appropriate, shall be deemed to have been given upon the earlier of the date of actual receipt or three (3) days after the date of mailing if sent by registered or overnight mail. Unless changed upon proper notice, notices, requests and demands shall be sent to the addresses set forth below:

If to Processor:

Tongwei (Hainan) Aquatic Products Co., Ltd.
Meilang, Old City Development District,
Changami
Hainan Province, PRC
Attn: Wang Changhan, General Manager

Facsimile: 0086-898-67486338

If to IFD:

iPura Food Distribution Co., Inc.
113 Court Street
Hanford, CA 90230
Attn: Keith Meeks, CEO

Facsimile: (559) 589-0111

16. SEVERABILITY.

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part for any reason, such provision shall be severed from this Agreement and the remaining provisions, or portions of them, shall remain in full force and effect unless an essential purpose of this Agreement would be defeated by the loss of the illegal, invalid or unenforceable provision.

17. WAIVER.

The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

18. CAPTIONS; SINGULAR AND PLURAL; GENDER.

Captions are included in this Agreement only for convenience of the parties and not for purposes of interpretation of this Agreement. When required by the context of this Agreement, the singular shall include the plural and the plural the singular. Similarly, all references to the masculine, feminine or neuter also include the other genders, as the context requires.

19. ENTIRE AGREEMENT; AMENDMENT.

This Agreement sets forth the complete agreement between the parties with respect to the supplier and exclusive distributorship arrangements contemplated in the ***iPura*** Supplier Program and supersedes all previous and contemporaneous agreements (other than the ***iPura*** Services Agreement, executed concurrently herewith, under which the ***iPura*** Food Safety Program, the second component of the ***iPura*** Supplier Program, is provided to Processor), correspondence, discussions, understandings and representations, whether written or oral, with respect to such arrangements. This Agreement may not be modified, supplemented, or amended except in writing signed by an authorized representative of each party. It is expressly agreed that all terms and conditions on purchase order documents prepared or issued by Processor or IFD that are inconsistent with the provisions of this Agreement or the ***iPura*** Services Agreement shall be null and void.

20. COUNTERPARTS AND FACSIMILE TRANSMISSION AND SCANNED EMAILED SIGNATURES.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or photocopied signatures on such counterparts shall be deemed the same as original signatures. Furthermore, any party's signature may be affixed to a copy of a facsimile transmission of this Agreement or a scanned copy of this Agreement emailed as an attachment, and such copy of this Agreement with such party's signature thereon may be sent by facsimile transmission or emailed to any other party, and each signature so transmitted on a copy of this Agreement by facsimile or email shall be deemed an original and bind the signing party to the terms and conditions of this Agreement.

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21. SURVIVAL.

In addition to any accrued but unpaid payment obligations existing at the time of expiration or termination of this Agreement, the following Sections and provisions shall survive expiration or termination of this Agreement: 1, 4.4 (with respect to the right of IFD to receive proceeds from any settlement or money judgment), 5,6 (with respect to all orders previously submitted by IFD), 7.2(a), and 8 through 23, inclusive.

22. PARTIES AFFECTED.

This Agreement shall be binding upon and inure to the benefit of the parties, their representatives, and their permitted successors and assigns. The action of any officer, partner, agent or other representative of any party shall be deemed to be the action of said party.

23. AUTHORITY TO EXECUTE.

EACH PERSON EXECUTING THIS AGREEMENT ON BEHALF OF ANY PARTY HERETO WHICH IS AN ENTITY (PARTNERSHIP, CORPORATION, TRUST, ETC.), WHETHER AS A PARTNER, OFFICER, TRUSTEE, ATTORNEY-IN-FACT, AGENT OR OTHERWISE OF SUCH ENTITY, REPRESENTS AND WARRANTS TO THE OTHER PARTY, AS AN INDUCEMENT TO THE OTHER PARTY TO EXECUTE THIS AGREEMENT, THAT (1) SUCH PERSON OCCUPIES THE OFFICE OR POSITION INDICATED AFTER HIS OR HER NAME, HAVING BEEN DULY ELECTED OR APPOINTED TO SUCH OFFICE OR POSITION; (2) SUCH ENTITY IS IN GOOD STANDING IN THE JURISDICTION OF ITS ORGANIZATION; (3) THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND ALL DOCUMENTS (IF ANY) REQUIRED TO BE EXECUTED IN CONNECTION WITH IT, AND THE PERFORMANCE OF SUCH ENTITY'S COVENANTS AND OBLIGATIONS UNDER THIS AGREEMENT AND SUCH DOCUMENTS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE, PARTNERSHIP, TRUST OR OTHER ACTION, AS APPROPRIATE; AND (4) WHEN EXECUTED BY SUCH PERSON IN THE CAPACITY INDICATED AFTER HIS OR HER NAME, THIS AGREEMENT AND SUCH DOCUMENTS WILL BE FULLY BINDING ON SUCH ENTITY ACCORDING TO THEIR TERMS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

iPura Food Distribution Co., Inc., a Delaware   Tongwei (Hainan) Aquatic Products Co., Ltd., a

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corporation ("IFD")

By: ______________________________
Keith Meeks, Chief Executive Officer

Chinese company organized under the laws of the People's Republic of China ("Processor")

By: ______________________________ 8.11.11.
Wang Changhan, General Manager